UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 25, 2004

TOWER AUTOMOTIVE, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-12733 (Commission File Number)	41-1746238 (I.R.S. Employer Identification No.)

27175 HAGGERTY ROAD, NOVI, MICHIGAN 48377
(Address of Principal Executive Offices) (Zip Code)

(248) 675-6000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and regulation FD Disclosure

On May 25, 2004, Tower Automotive, Inc. (the “Company”) issued a press release announcing the closing, on May 24, 2004, of new senior secured credit facilities and a private convertible senior debenture offering. A copy of the press release is attached as Exhibit 99.1.

Attached as exhibits to this Current Report are certain documents related to the issuance of the 5.75% Convertible Senior Debentures due May 15, 2024. The Credit Agreement dated as of May 24, 2004, is also attached as an exhibit.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

99.1*	Press Release dated May 25, 2004

99.2	Indenture for the 5.75% Convertible Senior Debentures dated as of May 24, 2004, between Tower Automotive, Inc., as Issuer, and BNY Midwest Trust Company, as Trustee

99.3	Form of Tower Automotive, Inc. 5.75% Convertible Senior Debenture

99.4	Resale Registration Rights Agreement dated as of May 24, 2004, for the Tower Automotive, Inc. 5.75% Convertible Senior Debentures Due 2024.

99.5	Purchase Agreement dated May 17, 2004 for the 5.75% Convertible Senior Debentures due May 15, 2024

99.6	Credit Agreement dated as of May 24, 2004, among R.J. Tower Corporation, Tower Automotive, Inc., and the various financial institutions from time to time parties thereto.

*Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 6, 2004	TOWER AUTOMOTIVE, INC. By: /s/ Christopher T. Hatto —————————————— Name: Christopher T. Hatto Title: Chief Accounting Officer

EXHIBIT INDEX

99.1*	Press Release dated May 25, 2004

99.2	Indenture for the 5.75% Convertible Senior Debentures dated as of May 24, 2004, between Tower Automotive, Inc., as Issuer, and BNY Midwest Trust Company, as Trustee

99.3	Form of Tower Automotive, Inc. 5.75% Convertible Senior Debenture

99.4	Resale Registration Rights Agreement dated as of May 24, 2004, for the Tower Automotive, Inc. 5.75% Convertible Senior Debentures Due 2024.

99.5	Purchase Agreement dated May 17, 2004 for the 5.75% Convertible Senior Debentures due May 15, 2024

99.6	Credit Agreement dated as of May 24, 2004, among R.J. Tower Corporation, Tower Automotive, Inc., and the various financial institutions from time to time parties thereto.

*Previously filed.